Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Ryan R. Nelson, CFO, rnelson@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MAIN STREET ANNOUNCES
SECOND QUARTER 2025 RESULTS
Second Quarter 2025 Net Investment Income of $0.99 Per Share
Second Quarter 2025 Distributable Net Investment Income(1) of $1.06 Per Share
Net Asset Value of $32.30 Per Share
HOUSTON, August 7, 2025 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) is pleased to announce its financial results for the second quarter ended June 30, 2025. Unless otherwise noted or the context otherwise indicates, the terms “we,” “us,” “our” and “the Company” refer to Main Street and its consolidated subsidiaries.
Second Quarter 2025 Highlights
•Net investment income of $88.2 million (or $0.99 per share), including excise tax and net investment income related income taxes of $5.2 million (or $0.06 per share)
•Distributable net investment income(1) of $94.3 million (or $1.06 per share), including excise tax and net investment income related income taxes of $5.2 million (or $0.06 per share)
•Total investment income of $144.0 million
•An industry leading position in cost efficiency, with a ratio of total non-interest operating expenses as a percentage of quarterly average total assets (“Operating Expenses to Assets Ratio”) of 1.4% on an annualized basis for the quarter and 1.3% for the trailing twelve-month (“TTM”) period ended June 30,
2025
•Net increase in net assets resulting from operations of $122.5 million (or $1.37 per share)
•Return on equity(2) of 17.1% on an annualized basis for the quarter and 19.5% for the TTM period ended
June 30, 2025
•Net asset value of $32.30 per share as of June 30, 2025, representing an increase of $0.27 per share, or
0.8%, compared to $32.03 per share as of March 31, 2025 and $0.65 per share, or 2.1%, compared to $31.65 per share as of December 31, 2024
•Declared regular monthly dividends totaling $0.765 per share for the third quarter of 2025, or $0.255 per share for each of July, August and September 2025, representing a 4.1% increase from the regular monthly dividends paid in the third quarter of 2024
•Declared and paid a supplemental dividend of $0.30 per share, resulting in total dividends paid in the second quarter of 2025 of $1.05 per share and representing a 2.9% increase from the total dividends paid in the second quarter of 2024

•Completed $209.3 million in total lower middle market (“LMM”) portfolio investments, including investments totaling $110.3 million in three new LMM portfolio companies, which after aggregate repayments of debt investments and return of invested equity capital resulted in a net increase of $108.4 million in the total cost basis of the LMM investment portfolio
•Completed $188.6 million in total private loan portfolio investments, which after aggregate repayments and sales of debt investments, return of invested equity capital and a decrease in cost basis due to realized losses resulted in a net decrease of $34.9 million in the total cost basis of the private loan investment portfolio
•Net decrease of $17.6 million in the total cost basis of the middle market investment portfolio
In commenting on the Company’s operating results for the second quarter of 2025, Dwayne L. Hyzak, Main
Street’s Chief Executive Officer, stated, “We are pleased with our performance in the second quarter, which resulted in another quarter of strong operating results highlighted by an annualized return on equity of 17.1%, favorable levels of net investment income per share and distributable net investment income per share and another record for net asset value per share primarily driven by a significant net fair value increase, which includes the benefits of the largest realized gain in Main Street’s history. We believe that these continued strong results demonstrate the sustainable strength of our overall platform, the benefits of our differentiated and diversified investment strategies, the unique contributions of our asset management business and the continued
underlying strength and quality of our portfolio companies, particularly those in our highly unique lower middle market investment strategy.”
Mr. Hyzak continued, “Our continued positive performance allowed us to increase the total dividends paid to our shareholders in the second quarter by 2.9% over the prior year, continuing our trend of increasing the dividends paid to our shareholders over the past few years, while also continuing to generate distributable net investment income per share which exceeds the total dividends paid to our shareholders in the second quarter.
Our strong second quarter performance resulted in the declaration of another $0.30 per share supplemental dividend to be paid in September 2025, representing our sixteenth consecutive quarterly supplemental dividend, to go with the ten increases to our regular monthly dividends declared since the fourth quarter of 2021. We remain confident that our diversified lower middle market and private loan investment strategies, together with the benefits of our asset management business, our cost efficient operating structure and conservative capital structure, will allow us to continue to deliver superior results for our shareholders.”
Second Quarter 2025 Operating Results
The following table provides a summary of our operating results for the second quarter of 2025:

	Three Months Ended June 30,
	2025	2024	Change ($)	Change (%)
	(in thousands, except per share amounts)
Interest income	$100,857	$100,031	$826	1%
Dividend income	37,845	26,688	11,157	42%
Fee income	5,271	5,435	(164)	(3)%
Total investment income	$143,973	$132,154	$11,819	9%

Net investment income (3)	$88,183	$83,899	$4,284	5%
Net investment income per share (3)	$0.99	$0.97	$0.02	2%

Distributable net investment income (1)(3)	$94,344	$88,885	$5,459	6%
Distributable net investment income per share (1)(3)	$1.06	$1.03	$0.03	3%

Net increase in net assets resulting from operations	$122,534	$102,688	$19,846	19%
Net increase in net assets resulting from operations per share	$1.37	$1.19	$0.18	15%

The $11.8 million increase in total investment income in the second quarter of 2025 from the comparable period of the prior year was principally attributable to (i) an $11.2 million increase in dividend income, primarily due to an $11.5 million increase in dividend income from our LMM portfolio companies and a $0.6 million increase in dividend income from our private loan portfolio companies, partially offset by a $0.5 million decrease in dividend income from our External Investment Manager (as defined in the External Investment Manager section below) and (ii) a $0.8 million increase in interest income, primarily due to higher average levels of income producing investment portfolio debt investments, partially offset by an increase in investments on non-
accrual status and a decrease in interest rates on floating rate investment portfolio debt investments, primarily resulting from decreases in benchmark index rates. The $11.8 million increase in total investment income in the second quarter of 2025 is after the impact of an increase of $3.0 million in certain income considered less consistent or non-recurring, primarily related to (i) a $3.0 million increase in such dividend income and (ii) a
$0.7 million increase in such interest income from accelerated prepayment, repricing and other activity related to certain investment portfolio debt investments, partially offset by a $0.7 million decrease in such fee income, in each case when compared to the same period in 2024.
Total cash expenses(4) increased $4.6 million, or 11.6%, to $44.5 million in the second quarter of 2025 from
$39.9 million for the same period in 2024. This increase in total cash expenses was principally attributable to (i)
a $3.4 million increase in interest expense, (ii) a $0.7 million increase in cash compensation expenses(4) and (iii)
a $0.5 million increase in general and administrative expense. The increase in interest expense is primarily related to (i) an increase in average borrowings outstanding used to fund a portion of the growth of our investment portfolio and (ii) an increased weighted-average interest rate on our debt obligations resulting from the issuance of the June 2027 Notes (as defined in the Liquidity and Capital Resources section below) and the repayment of certain notes at maturity in May 2024, partially offset by a decreased weighted-average interest rate on our Credit Facilities (as defined in the Liquidity and Capital Resources section below) due to decreases in benchmark index rates and decreases to the applicable margin rates related to the amendments of our Credit
Facilities in April 2025.
Non-cash compensation expenses(4) increased $1.2 million in the second quarter of 2025 from the comparable period of the prior year, primarily driven by (i) a $0.6 million increase in deferred compensation expense and
(ii) a $0.5 million increase in share-based compensation.
Our Operating Expenses to Assets Ratio (which includes non-cash compensation expenses(4)) on an annualized basis was 1.4% for the second quarter of 2025, an increase from 1.3% for the second quarter of 2024.
Excise tax expense increased $0.5 million and net investment income related federal and state income and other tax expenses increased $1.2 million in the second quarter of 2025 compared to the same period in 2024. The increase in excise tax is due to the increase in undistributed taxable income as of June 30, 2025 and the increase in net investment income related federal and state income and other tax expenses is due to an increase in taxable net investment income between the relevant periods.
The $4.3 million increase in net investment income and the $5.5 million increase in distributable net investment income(1) in the second quarter of 2025 from the comparable period of the prior year were both principally attributable to the increase in total investment income, partially offset by increased expenses and excise tax and net investment income related taxes, each as discussed above. Net investment income per share increased by
$0.02 per share and distributable net investment income(1) per share increased by $0.03 per share for the second quarter of 2025 as compared to the second quarter of 2024, to $0.99 per share and $1.06 per share, respectively.
These increases include the impact of a 3.6% increase in the weighted-average shares outstanding compared to the second quarter of 2024, primarily due to shares issued since the beginning of the comparable period of the prior year through our (i) at-the-market (“ATM”) equity issuance program, (ii) dividend reinvestment plan and
(iii) equity incentive plans. Net investment income and distributable net investment income(1) on a per share basis in the second quarter of 2025 include a net increase of $0.02 per share and $0.03 per share, respectively, resulting from an increase in investment income and an increase in non-cash deferred compensation expenses,

in both cases considered less consistent or non-recurring in nature compared to the second quarter of 2024, as discussed above.
The $122.5 million net increase in net assets resulting from operations in the second quarter of 2025 represents a $19.8 million increase from the second quarter of 2024. This increase was primarily the result of (i) a $7.0 million increase in the net fair value change of our portfolio investments resulting from the net impact of net realized gains/losses and net unrealized appreciation/depreciation, with the increase resulting from a net fair value increase of $33.5 million in the second quarter of 2025 compared to a net fair value increase of $26.5 million in the prior year, (ii) an $8.6 million benefit from the change in the net tax provision/benefit on the net fair value change of our portfolio investments resulting from a net tax benefit of $0.9 million in the second quarter of 2025 compared to a net tax provision of $7.7 million in the prior year and (iii) a $4.3 million increase in net investment income as discussed above. The $33.5 million net fair value increase in the second quarter of
2025 was the result of a net realized gain of $52.4 million, partially offset by net unrealized depreciation
(including the reversal of net fair value appreciation in prior periods on the net realized gain) of $19.0 million.
The $26.5 million net fair value increase in the second quarter of 2024 was the result of a net realized gain of
$3.4 million and net unrealized appreciation of $23.0 million. The $52.4 million net realized gain from investments for the second quarter of 2025 was primarily the result of (i) a $55.6 million realized gain on the full exit of a LMM portfolio investment, (ii) $6.2 million of realized gains on the partial exits of two other portfolio investments and (iii) a $5.2 million realized gain on the full exit of a private loan portfolio investment, partially offset by (i) an $8.5 million realized loss on the full exit of a private loan portfolio investment and (ii) a
$6.2 million realized loss on the restructure of a private loan portfolio investment.
The following table provides a summary of the total net unrealized depreciation of $19.0 million for the second quarter of 2025:

	Three Months Ended June 30, 2025
	LMM (a)	Private Loan	Middle Market	Other		Total
	(in millions)
Accounting reversals of net unrealized (appreciation) depreciation recognized in prior periods due to net realized (gains / income) losses recognized during the current period	$(56.7)	$7.8	$(0.2)	$(6.6)		$(55.7)
Net unrealized appreciation (depreciation) relating to portfolio investments	5.8	(3.4)	(2.2)	36.5	(b)	36.7
Total net unrealized appreciation (depreciation) relating to portfolio investments	$(50.9)	$4.4	$(2.4)	$29.9		$(19.0)
___________________________
(a)LMM includes unrealized appreciation on 36 LMM portfolio investments and unrealized depreciation on 26
LMM portfolio investments.
(b)Primarily consists of $34.4 million of unrealized appreciation related to the External Investment Manager.
Liquidity and Capital Resources
As of June 30, 2025, we had aggregate liquidity of $1.351 billion, including (i) $87.0 million in cash and cash equivalents and (ii) $1.264 billion of aggregate unused capacity under our corporate revolving credit facility
(the “Corporate Facility”) and our special purpose vehicle revolving credit facility (the “SPV Facility” and, together with the Corporate Facility, the “Credit Facilities”), which we maintain to support our investment and operating activities.
Several details regarding our capital structure as of June 30, 2025 are as follows:
•The Corporate Facility included $1.145 billion in total commitments from a diversified group of 19 participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $1.718 billion.

•$301.0 million in outstanding borrowings under the Corporate Facility, with an interest rate of 6.2% based on the applicable Secured Overnight Financing Rate (“SOFR”) effective for the contractual reset date of
July 1, 2025.
•The SPV Facility included $600.0 million in total commitments from a diversified group of six participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $800.0 million.
•$176.0 million in outstanding borrowings under the SPV Facility, with an interest rate of 6.3% based on the applicable SOFR effective for the contractual reset date of July 1, 2025.
•$500.0 million of notes outstanding that bear interest at a rate of 3.00% per year (the “July 2026 Notes”).
The July 2026 Notes mature on July 14, 2026 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$400.0 million of June 2027 Notes outstanding that bear interest at a rate of 6.50% per year with a yield-to-
maturity of approximately 6.34% (the “June 2027 Notes”). The June 2027 Notes mature on June 4, 2027 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$350.0 million of notes outstanding that bear interest at a rate of 6.95% per year (the “March 2029 Notes”).
The March 2029 Notes mature on March 1, 2029 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$350.0 million of outstanding Small Business Investment Company (“SBIC”) debentures through our wholly-owned SBIC subsidiaries. These debentures, which are guaranteed by the U.S. Small Business
Administration (the “SBA”), had a weighted-average annual fixed interest rate of 3.26% and mature ten years from original issuance. The first maturity related to our existing SBIC debentures occurs in the first quarter of 2027, and the weighted-average remaining duration was 5.1 years.
•$150.0 million of notes outstanding that bear interest at a weighted-average rate of 7.74% per year (the
“December 2025 Notes”). The December 2025 Notes mature on December 23, 2025 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•We maintain investment grade credit ratings from each of Fitch Ratings and S&P Global Ratings, both of which have assigned us investment grade credit ratings of BBB- with a stable outlook. Fitch Ratings reaffirmed its rating during the second quarter of 2025 and S&P Global Ratings reaffirmed its rating during the third quarter of 2025.
•Our net asset value totaled $2.9 billion, or $32.30 per share.
Investment Portfolio Information as of June 30, 2025(5)
The following table provides a summary of the investments in our LMM portfolio and private loan portfolio as of June 30, 2025:

	As of June 30, 2025
	LMM (a)	Private Loan
	(dollars in millions)
Number of portfolio companies	88	87
Fair value	$2,668.8	$1,920.3
Cost	$2,105.0	$1,958.0
Debt investments as a % of portfolio (at cost)	70.1%	94.7%
Equity investments as a % of portfolio (at cost)	29.9%	5.3%
% of debt investments at cost secured by first priority lien	99.3%	99.9%
Weighted-average annual effective yield (b)	12.8%	11.4%
Average EBITDA (c)	$10.4	$32.5
___________________________
(a)We had equity ownership in all of our LMM portfolio companies, and our average fully diluted equity ownership in those portfolio companies was 38%.

(b)The weighted-average annual effective yields were computed using the effective interest rates for all debt investments as of June 30, 2025, including amortization of deferred debt origination fees and accretion of original issue discount but excluding fees payable upon repayment of the debt instruments and any debt investments on non-accrual status, and are weighted based upon the principal amount of each applicable debt investment as of June 30, 2025.
(c)The average EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is calculated using a simple average for the LMM portfolio and a weighted-average for the private loan portfolio. These calculations exclude certain portfolio companies, including six LMM portfolio companies and six private loan portfolio companies, as EBITDA is not a meaningful valuation metric for our investments in these portfolio companies, and those portfolio companies whose primary purpose is to own real estate and those portfolio companies whose primary operations have ceased and only residual value remains.
The fair value of our LMM portfolio company equity investments was 197% of the cost of such equity investments, and our LMM portfolio companies had a median net senior debt (senior interest-bearing debt through our debt position less cash and cash equivalents) to EBITDA ratio of 2.7 to 1.0 and a median total
EBITDA to senior interest expense ratio of 2.9 to 1.0. Including all debt that is junior in priority to our debt position, these median ratios were 2.7 to 1.0 and 2.8 to 1.0, respectively.(5)(6)
As of June 30, 2025, our investment portfolio also included:
•Middle market portfolio investments in 12 portfolio companies, collectively totaling $108.7 million in fair value and $134.2 million in cost basis, which comprised 2.1% and 3.1% of our investment portfolio, respectively;
•Other portfolio investments in 32 entities, spread across 12 investment managers, collectively totaling
$122.7 million in fair value and $126.0 million in cost basis, which comprised 2.4% and 2.9% of our investment portfolio at fair value and cost, respectively; and
•Our investment in the External Investment Manager, with a fair value of $272.6 million and a cost basis of
$29.5 million, which comprised 5.4% and 0.7% of our investment portfolio at fair value and cost, respectively.
As of June 30, 2025, investments on non-accrual status comprised 2.1% of the total investment portfolio at fair value and 5.0% at cost, and our total portfolio investments at fair value were 117% of the related cost basis.
External Investment Manager
MSC Adviser I, LLC is our wholly-owned portfolio company and registered investment adviser that provides investment management services to external parties (the “External Investment Manager”). We share employees with the External Investment Manager and allocate costs related to such shared employees and other operating expenses to the External Investment Manager. The total contribution of the External Investment Manager to our net investment income consists of the combination of the expenses we allocate to the External Investment
Manager and the dividend income we earn from the External Investment Manager. During the second quarter of
2025, the External Investment Manager earned $5.7 million of management fee income, a decrease of $0.2 million from the second quarter of 2024, and incentive fees of $3.7 million, a decrease of $0.4 million from the second quarter of 2024. In addition, we allocated $5.9 million of total expenses to the External Investment
Manager, consistent with the second quarter of 2024. The combination of the dividend income we earned from the External Investment Manager and expenses we allocated to it resulted in a total contribution to our net investment income of $8.7 million, representing a decrease of $0.5 million from the second quarter of 2024.
The External Investment Manager ended the second quarter of 2025 with total assets under management of $1.6 billion.

Second Quarter 2025 Financial Results Conference Call / Webcast
Main Street has scheduled a conference call for Friday, August 8, 2025 at 10:00 a.m. Eastern Time to discuss the second quarter 2025 financial results.
You may access the conference call by dialing 412-902-0030 at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Main Street website at https://www.mainstcapital.com.
A telephonic replay of the conference call will be available through Friday, August 15, 2025 and may be accessed by dialing 201-612-7415 and using the passcode 13752813#. An audio archive of the conference call will also be available on the investor relations section of the Company’s website at https://
www.mainstcapital.com shortly after the call and will be accessible until the date of Main Street’s earnings release for the next quarter.
For a more detailed discussion of the financial and other information included in this press release, please refer to the Main Street Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 to be filed with the U.S. Securities and Exchange Commission (www.sec.gov) and Main Street’s Second Quarter 2025 Investor
Presentation to be posted on the investor relations section of the Main Street website at https://
www.mainstcapital.com.
ABOUT MAIN STREET CAPITAL CORPORATION
Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides customized long-
term debt and equity capital solutions to lower middle market companies and debt capital to private companies owned by or in the process of being acquired by a private equity fund. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides customized “one-stop” debt and equity financing solutions within its lower middle market investment strategy. Main Street seeks to partner with private equity fund sponsors and primarily invests in secured debt investments in its private loan investment strategy. Main Street’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million. Main Street’s private loan portfolio companies generally have annual revenues between $25 million and $500 million.
Main Street, through its wholly-owned portfolio company MSC Adviser I, LLC (“MSC Adviser”), also maintains an asset management business through which it manages investments for external parties. MSC
Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

FORWARD-LOOKING STATEMENTS
Main Street cautions that statements in this press release which are forward‑looking and provide other than historical information, including but not limited to Main Street’s ability to successfully source and execute on new portfolio investments and deliver future financial performance and results, are based on current conditions and information available to Main Street as of the date hereof and include statements regarding Main Street’s goals, beliefs, strategies and future operating results and cash flows. Although its management believes that the expectations reflected in those forward‑looking statements are reasonable, Main Street can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: Main
Street’s continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which Main Street’s portfolio companies operate; the impacts of macroeconomic factors on Main Street and its portfolio companies’ businesses and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, global conflicts, risk of recession, tariffs and trade disputes, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact Main Street’s operations or the operations of its portfolio companies; the operating and financial performance of Main Street’s portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements” and
“Risk Factors” included in Main Street’s filings with the U.S. Securities and Exchange Commission
(www.sec.gov). Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

MAIN STREET CAPITAL CORPORATION
Consolidated Statements of Operations
(in thousands, except shares and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
INVESTMENT INCOME:
Interest, fee and dividend income:
Control investments	$60,212	$51,318	$116,454	$102,437
Affiliate investments	25,767	23,201	49,501	40,928
Non‑Control/Non‑Affiliate investments	57,994	57,635	115,064	120,394
Total investment income	143,973	132,154	281,019	263,759
EXPENSES:
Interest	(32,519)	(29,161)	(63,687)	(55,937)
Compensation	(12,677)	(11,322)	(24,153)	(23,581)
General and administrative	(5,919)	(5,375)	(11,005)	(9,595)
Share‑based compensation	(5,416)	(4,883)	(10,258)	(8,986)
Expenses allocated to the External Investment Manager	5,892	5,887	11,228	11,446
Total expenses	(50,639)	(44,854)	(97,875)	(86,653)
NET INVESTMENT INCOME BEFORE TAXES	93,334	87,300	183,144	177,106
Excise tax expense	(818)	(272)	(2,159)	(1,193)
Federal and state income and other tax expenses	(4,333)	(3,129)	(6,905)	(5,583)
NET INVESTMENT INCOME (3)	88,183	83,899	174,080	170,330
NET REALIZED GAIN (LOSS):
Control investments	(2,998)	(361)	(2,976)	(352)
Affiliate investments	55,647	7,863	57,711	753
Non‑Control/Non‑Affiliate investments	(229)	(4,088)	(31,860)	(9,355)
Total net realized gain (loss)	52,420	3,414	22,875	(8,954)
NET UNREALIZED APPRECIATION (DEPRECIATION):
Control investments	33,154	5,589	33,555	37,659
Affiliate investments	(47,745)	9,502	(8,742)	15,428
Non‑Control/Non‑Affiliate investments	(4,360)	7,953	19,426	10,606
Total net unrealized appreciation (depreciation)	(18,951)	23,044	44,239	63,693
Income tax benefit (provision) on net realized gain (loss) and net unrealized appreciation (depreciation)	882	(7,669)	(2,578)	(15,234)
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$122,534	$102,688	$238,616	$209,835
NET INVESTMENT INCOME PER SHARE—BASIC AND DILUTED (3)	$0.99	$0.97	$1.96	$1.99
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE—BASIC AND DILUTED	$1.37	$1.19	$2.68	$2.45
WEIGHTED-AVERAGE SHARES OUTSTANDING—BASIC AND DILUTED	89,258,390	86,194,092	88,986,215	85,666,311

MAIN STREET CAPITAL CORPORATION
Consolidated Balance Sheets
(in thousands, except per share amounts)

	June 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Investments at fair value:
Control investments	$2,295,565	$2,087,890
Affiliate investments	856,226	846,798
Non‑Control/Non‑Affiliate investments	1,941,279	1,997,981
Total investments	5,093,070	4,932,669
Cash and cash equivalents	86,984	78,251
Interest and dividend receivable and other assets	92,509	98,084
Deferred financing costs, net	15,203	12,337
Total assets	$5,287,766	$5,121,341
LIABILITIES
Credit Facilities	$477,000	$384,000
July 2026 Notes (par: $500,000 as of both June 30, 2025 and December 31, 2024)	499,452	499,188
June 2027 Notes (par: $400,000 as of both June 30, 2025 and December 31, 2024)	399,425	399,282
March 2029 Notes (par: $350,000 as of both June 30, 2025 and December 31, 2024)	347,361	347,002
SBIC debentures (par: $350,000 as of both June 30, 2025 and December 31, 2024)	344,005	343,417
December 2025 Notes (par: $150,000 as of both June 30, 2025 and December 31, 2024)	149,741	149,482
Accounts payable and other liabilities	50,025	69,631
Interest payable	23,717	23,290
Dividend payable	22,767	22,100
Deferred tax liability, net	90,056	86,111
Total liabilities	2,403,549	2,323,503
NET ASSETS
Common stock	893	884
Additional paid‑in capital	2,429,817	2,394,492
Total undistributed earnings	453,507	402,462
Total net assets	2,884,217	2,797,838
Total liabilities and net assets	$5,287,766	$5,121,341
NET ASSET VALUE PER SHARE	$32.30	$31.65

MAIN STREET CAPITAL CORPORATION
Reconciliation of Distributable Net Investment Income,
Total Cash Expenses, Non-Cash Compensation Expenses
and Cash Compensation Expenses
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net investment income (3)	$88,183	$83,899	$174,080	$170,330
Non-cash compensation expenses (4)	6,161	4,986	11,183	9,551
Distributable net investment income (1)(3)	$94,344	$88,885	$185,263	$179,881

Per share amounts:
Net investment income per share -
Basic and diluted (3)	$0.99	$0.97	$1.96	$1.99
Distributable net investment income per share -
Basic and diluted (1)(3)	$1.06	$1.03	$2.08	$2.10

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Share‑based compensation	$(5,416)	$(4,883)	$(10,258)	$(8,986)
Deferred compensation expense	(745)	(103)	(925)	(565)
Total non-cash compensation expenses (4)	(6,161)	(4,986)	(11,183)	(9,551)

Total expenses	(50,639)	(44,854)	(97,875)	(86,653)
Less non-cash compensation expenses (4)	6,161	4,986	11,183	9,551
Total cash expenses (4)	$(44,478)	$(39,868)	$(86,692)	$(77,102)

Compensation	$(12,677)	$(11,322)	$(24,153)	$(23,581)
Share-based compensation	(5,416)	(4,883)	(10,258)	(8,986)
Total compensation expenses	(18,093)	(16,205)	(34,411)	(32,567)
Non-cash compensation expenses (4)	6,161	4,986	11,183	9,551
Total cash compensation expenses (4)	$(11,932)	$(11,219)	$(23,228)	$(23,016)

MAIN STREET CAPITAL CORPORATION
Endnotes
(1)Distributable net investment income is net investment income as determined in accordance with U.S.
Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impact of non-cash compensation expenses.(4) Main Street believes presenting distributable net investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance since non-
cash compensation expenses(4) do not result in a net cash impact to Main Street upon settlement. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of net investment income in accordance with U.S. GAAP to distributable net investment income is detailed in the financial tables included with this press release.
(2)Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets.
(3)Net investment income and distributable net investment income for 2024 and the first quarter of 2025 necessary to present the comparable year-to-date amounts for the six months ended June 30, 2025 have been revised to include the impact of excise tax and net investment income related federal and state income and other tax expenses previously included within the total income tax provision. This correction was determined to be immaterial to any impacted prior periods and had no impact on net increases in or net assets resulting from operations or the related per share amounts.
(4)Non-cash compensation expenses consist of (i) share-based compensation and (ii) deferred compensation expense or benefit, both of which are non-cash in nature. Share-based compensation does not require settlement in cash. Deferred compensation expense or benefit does not result in a net cash impact to Main
Street upon settlement. The appreciation (depreciation) in the fair value of deferred compensation plan assets is reflected in Main Street’s Consolidated Statements of Operations as unrealized appreciation
(depreciation) and an increase (decrease) in compensation expenses, respectively. Cash compensation expenses are total compensation expenses as determined in accordance with U.S. GAAP, less non-cash compensation expenses. Total cash expenses are total expenses, as determined in accordance with U.S.
GAAP, excluding non-cash compensation expenses. Main Street believes presenting cash compensation expenses, non-cash compensation expenses and total cash expenses is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses do not result in a net cash impact to Main Street upon settlement. However, cash compensation expenses, non-cash compensation expenses and total cash expenses are non-U.S. GAAP measures and should not be considered as a replacement for compensation expenses, total expenses or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of compensation expenses and total expenses in accordance with U.S. GAAP to cash compensation expenses, non-cash compensation expenses and total cash expenses is detailed in the financial tables included with this press release.
(5)Portfolio company financial information has not been independently verified by Main Street.
(6)These credit statistics exclude portfolio companies on non-accrual status and portfolio companies for which
EBITDA is not a meaningful metric.